Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-212485) pertaining to Long-Term Incentive plan of Golar LNG Partners LP; and
b.Registration Statement (Form F-3 No. 333-235614) of Golar LNG Partners LP and in the related Prospectus.

of our reports dated March 16, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Golar LNG Partners LP included in this Annual Report (Form 20-F) of Golar LNG Partners LP for the year ended December 31, 2020.

/s/ Ernst & Young LLP
London, United Kingdom
March 16, 2021